Exhibit 99.2

Independent Accountants' Compilation Report

To the Shareholders
Medac Health Services, P.A.
Wilmington, North Carolina

We have compiled the accompanying balance sheet of Medac Health Services, P.A. as of September 30, 2015, and the related statements of income and cash flows for the nine month period then ended. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or provide any assurance about whether the financial statements are in accordance with accounting principles generally accepted in the United States of America.

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the financial statements.

Our responsibility is to conduct the compilation in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. The objective of a compilation is to assist management in presenting financial information in the form of financial statements without undertaking to obtain or provide any assurance that there are no material modifications that should be made to the financial statements.

/s/ LWBJ, LLP
November 23, 2015
West Des Moines, Iowa

See accompanying notes.

MEDAC HEALTH SERVICES, P.A.

Balance Sheet
September 30, 2015

Assets
Current assets:
Cash and cash equivalents	$729,470
Patient accounts receivable, net	616,727
Receivable from related party	44,796
Prepaid insurance	3,188
Other current assets	1,800
Total current assets	1,395,981
Other assets, noncurrent	5,696
5,696
Property and equipment:
Leasehold improvements	1,765,424
Furniture	218,909
Computer equipment	145,047
Medical equipment	238,748
Office equipment	145,326
Other equipment	184,202
2,697,656
Less accumulated depreciation	1,805,796
891,860
Total assets	$2,293,537
Liabilities and shareholders' equity
Current liabilities:
Current portion of capital lease obligations	$20,368
Current maturities of long-term debt	45,960
Accounts payable	412,723
Accrued salaries, wages, and benefits	254,853
Other accrued expenses	155,236
Total current liabilities	889,140
Capital lease obligations, net of current portion	64,839
Long-term debt, less current maturities	693,230
Total liabilities	1,647,209
Shareholders' equity:
Common stock, $1 par value; 100,000 shares authorized; 1,200 shares issued and outstanding	1,200
Additional paid-in capital	71,913
Retained earnings	573,215
Total shareholders' equity	646,328
Total liabilities and shareholders' equity	$2,293,537

See accompanying notes.

MEDAC HEALTH SERVICES, P.A.

Statement of Income
For the nine months ended September 30, 2015

Patient service revenue, net	$6,108,810
Service agreement revenue	1,391,356
Total operating revenues	7,500,166
Operating expenses:
Salaries and benefits	5,033,080
Facilities	397,362
Medical supplies	342,113
Other operating expenses	1,087,919
Depreciation and amortization	157,083
7,017,557
Total operating income	482,609
Other income (expense):
Interest income	1,374
Rental income	37,410
Interest expense	(15,860)
Other expense	(7,307)
15,617
Net income	$498,226

See accompanying notes.

MEDAC HEALTH SERVICES, P.A.

Statement of Cash Flows
For the nine months ended September 30, 2015

Operating activities
Net income	$498,226
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	157,083
Increase in patient and other receivables	(83,155)
Decrease in other assets	2,743
Decrease in accounts payable and accrued expenses	95,145
Net cash provided by operating activities	670,042
Investing activities
Purchases of property and equipment	(78,055)
Net cash used in investing activities	(78,055)
Financing activities
Principal payments on long-term debt and capital leases obligations	(26,396)
Distributions paid to shareholders	(557,814)
Net cash used in financing activities	(584,210)
Net increase in cash and cash equivalents	7,777
Cash and cash equivalents at beginning of year	721,693
Cash and cash equivalents at end of period	$729,470
Supplemental disclosures
Interest paid	$15,860
Non-cash investing and financing activity:
Disbribution of real estate held as investment, net of related debt	$65,931

See accompanying notes.

MEDAC HEALTH SERVICES, P.A.

Notes to Financial Statements
September 30, 2015

1. Summary of Significant Accounting Policies

Medac Health Services, P.A. (the “Company”) provides urgent healthcare services through four locations in North Carolina. The Company also provides occupational healthcare, workers' compensation management services, and outsourced staffing services.

The accounting and reporting policies conform to accounting principles generally accepted in the United States of America and the prevailing practices within the healthcare industry. The significant accounting policies used in preparing and presenting the financial statements are summarized below.

On July 31, 2015, the Company entered into an asset purchase agreement with ACSH Medical Management, LLC (“ACSH”) to sell significantly all of the assets of the Company to ACSH for $5,600,000. Consummation of the transaction is subject to ACSH receiving financing. The transaction is expected to close in the fourth quarter of 2015.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company considers its most significant estimates to be the collectability of accounts receivable, including the determination of the allowance for doubtful accounts and contractual adjustments. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all depository accounts at financial institutions to be cash and cash equivalents. At various times during the nine months ended September 30, 2015, the Company maintained balances in excess of balances insured by the Federal Deposit Insurance Corporation. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Patient Accounts Receivable, Net

Patient accounts receivable consist of amounts due from insurance companies and patients in the Wilmington, North Carolina area. The Company generally does not require collateral with the extension of credit; as such, the majority of its receivables are unsecured. Patient accounts receivable are recorded net of expected contractual adjustments and an allowance for doubtful accounts.

The Company maintains an allowance for doubtful accounts based on management's assessment of collectability, current economic conditions, and prior experience. The Company determines if patient accounts receivable are past-due based on the service date; however, the Company does not charge interest on past-due accounts. The Company charges off patient accounts receivable if management considers the collection of the outstanding balances to be doubtful.

While management uses available information in estimating the Company's allowances for contractual adjustments and doubtful accounts, changes in the reimbursable contract rates and the composition of the patient treatments could result in further changes in the carrying amounts of patient receivables. As such, it is reasonably possible that the estimated patient receivables may change materially in the near term. The amount of the change that is reasonably possible, however, cannot be estimated.

Property and Equipment

Property and equipment are stated at cost. Expenditures for property and equipment which substantially increase the useful lives or values of existing assets are capitalized and subsequently depreciated. Expenditures for repairs and maintenance are expensed as incurred.

See accompanying notes.

MEDAC HEALTH SERVICES, P.A.

Notes to Financial Statements
September 30, 2015

1. Summary of Significant Accounting Policies - (continued)

Depreciation is provided primarily using the straight-line method over the estimated useful lives of the assets, which range from 3 to 15 years. The Company reviews its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, based on undiscounted cash flows. There were no impairment charges recorded during the nine months ended September 30, 2015.

Patient Service Revenue, Net

The Company has agreements with various third-party payers that provide for payments to the Company at amounts different from its established rates. New patient revenue is reported at the estimated net realizable amounts from patients, third-party payers and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payers, at the time services are rendered. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered, and adjusted in future periods as final settlements are determined.

Service Agreement Revenue

The Company leases certain employees to a staffing service under an agreement in exchange for a fee.

Administrative services are also provided to the staffing service under the agreement for a monthly fee. Revenue related to the agreement is recorded during the period when the services are completed.

Advertising

Advertising costs are charged to operations when incurred and totaled $145,980 for the nine months ended September 30, 2015.

Professional Liability Insurance

The Company maintains insurance for protection from losses resulting from professional liability claims. The policy covers the first $1,000,000 per claim and $3,000,000 in the aggregate annually.

Income Taxes

The Company, with the consent of its shareholders, has elected to be taxed under sections of federal and state income tax law which provide that, in lieu of corporate income taxes, the shareholders separately account for their pro rata shares of items of the Company's income, deductions, losses and credits. As a result of this election, no income taxes have been recognized in the accompanying financial statements.

As required by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740-10-50-15, Unrecognized Tax Benefit Related Disclosures, the Company assesses its tax positions to determine if any positions are uncertain. The Company has analyzed its filing positions open to review and believes all significant positions have a “more-likely-than-not” likelihood of being upheld based on technical merits.

2. Patient Service Revenues, Net

The Company has agreements with governmental and other third-party payers that provide for payments to the Company at amounts different from its established rates. Contractual adjustments under third-party reimbursement programs represent the differences between the Company's billings at established rates for services and amounts reimbursed by third-party payers. A summary of the basis of reimbursement with major third-party payers is as follows:

•	Medicare — Services rendered to Medicare program beneficiaries are recorded at prospectively determined rates. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors.

See accompanying notes.

MEDAC HEALTH SERVICES, P.A.

Notes to Financial Statements
September 30, 2015

2. Patient Service Revenues, Net - (continued)

•	Commercial and health maintenance organization (“HMO”) — The Company has entered into agreements with certain commercial insurance carriers, HMOs, and preferred provider organizations. Billing methodologies under these agreements include discounts from established charges and prospectively determined rates.

Below is a summary of patient service revenues for the nine months ended September 30, 2015:

Gross patient service revenue	$10,014,443
Provision for contractual adjustments	(3,905,633)
Patient service revenue, net	$6,108,810

A summary of patient accounts receivable as of September 30, 2015 is as follows:

Patient accounts receivable	$1,011,028
Estimated allowance for contractual adjustments and doubtful accounts	(394,301)
Patient accounts receivable, net	$616,727

3. Debt

Line of Credit

The Company has a $200,000 revolving line of credit with a bank. Interest is payable monthly at the daily LIBOR rate plus 2.20%, adjusted daily, through June 2016. There was no outstanding balance on the line at September 30, 2015. Borrowings under the line are secured by substantially all assets of the Company.

Long-Term Debt

Long-term debt consists of the following at September 30, 2015:

Promissory note requiring monthly principal payments of $3,830 plus interest at the 1 month LIBOR plus 2.20%, with balance due November 2016.(a)	$739,190
Less current maturities	45,960
Long-term debt, excluding current maturities	$693,230

(a)	This loan is secured by substantially all assets of the Company.

Aggregate maturities of long-term debt are as follows:

Year ending September 30,
2016	$45,960
2017	693,230
$739,190

4. Lease Commitments

Capital Lease Commitments

The Company leases certain medical equipment under capital lease arrangements. Cost of the equipment under the capital lease was $105,582 as of September 30, 2015. Accumulated amortization related to the leased assets was $23,652 as of September 30, 2015. Amortization expenses related to the leased assets are included within depreciation expense.

See accompanying notes.

MEDAC HEALTH SERVICES, P.A.

Notes to Financial Statements
September 30, 2015

4. Lease Commitments - (continued)

The following is a schedule of the future required payments under capital lease agreements:

Year ending September 30,
2016	$23,118
2017	23,118
2018	23,118
2019	17,788
2020	5,079
Total	92,221
Less amount representing interest	7,014
Present value of minimum lease payments	85,207
Less current portion	20,368
Long-term capital lease obligation	$64,839

Operating Leases

The Company leases office space for one of its locations from Seamist Management, LLC (“Seamist”), which is owned by the same shareholders of the Company, under an operating lease expiring in December 2015. Rent paid to Seamist was $109,815 for the nine months ended September 30, 2015.

The Company is a co-borrower on two term loans that financed the building held by Seamist. The loans are secured by the building as well as substantially all assets of the Company and have a floating interest rate at the 1-month LIBOR plus 2.20% and mature in December 2016. At September 30, 2015, the remaining principal balance was approximately $4,365,000.

In addition to the Company, Seamist leases portions of the building to unrelated parties. If the unrelated parties become delinquent on payments or do not renew their leases, Seamist could become delinquent on the loans, and the Company may be required to assume payment of the loans. As of September 30, 2015, the Company does not expect to be responsible for any future loan payments related to Seamist.

The Company has elected to apply FASB ASU No. 2014-07, Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements, which provides an elective accounting alternative for private companies to forego the application of the variable interest entity (“VIE”) guidance to certain lessor legal entities under common control. As such, Seamist is not reflected in these financial statements as a VIE.

In addition, the Company leases office space and various office equipment for its other two locations under noncancelable operating leases expiring through June 2025. Rental expense on these leases was $230,426 and for the nine months ended September 30, 2015.

Following is a schedule of the future minimum lease payments required under operating lease agreements:

Year ended September 30:	Related Party	Other	Total
2016	$39,362	$386,509	$463,621
2017	—	393,075	393,075
2018	—	398,978	398,978
2019	—	268,924	268,924
2020	—	230,385	230,385
Thereafter	—	1,124,415	1,124,415
	$39,362	$2,802,286	$2,841,648

See accompanying notes.

MEDAC HEALTH SERVICES, P.A.

Notes to Financial Statements
September 30, 2015

5. Retirement Plan

The Company maintains a 401(k) Profit Sharing Plan, under which eligible employees can defer up to the lesser of 90% of their compensation or the maximum amount allowed by law. Matching contributions are made at the discretion of the Company's board of directors. The Company's contributions are $62,105 for the nine months ended September 30, 2015.

6. Concentrations of Credit Risk

The Company grants credit without collateral to its patients, which consist primarily of local residents which are insured under third-party payer agreements. Significant concentrations of gross patient receivables as of September 30, 2015 and gross patient revenues for the nine months ended September 30, 2015 are as follows:

	Revenues	Receivables
Blue Cross/Blue Shield	18%	23%

7. Investment in Real Estate

In March 2015, the Company's interest in the unincorporated joint venture was distributed to Seamist, along with the related debt.

FASB ASC Topic 805-50, Business Combinations, requires that transfers of assets and liabilities between entities under common control be recorded at the carrying amount of the distributing entity, thus, the Company recorded no gain or loss on the transfer.

8. Related Party Transactions

The Company has entered into an administrative and staffing agreement with ECEP II, P.A. (“ECEP”) for the purpose of leasing certain Company staff to area medical facilities. Certain shareholders of the Company are also shareholders of ECEP. The Company provides administrative support to ECEP in exchange for a monthly fee, as well as staffing in exchange for a fee dependent on the number of hours and staff levels provided. Revenues recognized from ECEP for the nine months ended September 30, 2015 are $1,391,356. As of September 30, 2015, the Company has a receivable from ECEP of $44,796 related to the reimbursement of expenses.

Additionally, see Note 4 for description of relationship and transactions with Seamist.

9. Subsequent Events

The Company evaluated all subsequent events through November 23, 2015, the date the financial statements were available to be issued.

See accompanying notes.